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                                                             Exhibit 23.3


                   CONSENT OF GARTNER GROUP/DATAQUEST:

We hereby consent to the use of Buying Intentions in the IT Services
Industry: User Wants and Needs, a Dataquest report, and to all references to us included in or made part of AppNet Systems' Registration Statement on Form S-1 (File No. 333-75205) and any related prospectus.

The following information is what will be included in the S-1:

According to a 1998 Dataquest survey of selected Fortune 1000 companies, 83% of such companies are currently investing, or plan to invest, in Internet solutions and 48% are currently investing, or plan to invest, in electronic commerce solutions.


Date: 12 May 99                        Gartner Group/Dataquest


                                       /s/ Myron F. Kerstetter
                                       ---------------------------------------
                                       Myron F. Kerstetter
                                       Vice President & Director,
                                       Research Management